Exhibit 99.10

WARRANT

Date of Issuance: January 7, 2022

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ACCORDINGLY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A RESIDENT OF THE UNITED STATES, IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, AND OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT.

Warrant to Purchase

Shares of Telkonet, Inc.

Common Stock

TELKONET, INC.

COMMON STOCK PURCHASE WARRANT

TELKONET, INC. a Utah corporation (the “Company”), hereby certifies that for value received, VDA Group S.p.A., an Italian joint stock company incorporated under the laws of the republic of Italy, or its successors or assigns (“VDA” or the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, 105,380,666 duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, at an exercise price of $.001 per share, subject to adjustment as set forth in Section 3 below (as may be so adjusted, the “Purchase Price”), at any time beginning on the Effective Date and ending five (5) years after the date of issuance of this Warrant (the “Expiration Date”). Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant is issued pursuant to Section 2.2(b) of the Stock Purchase Agreement dated as of the date hereof, between the Company and VDA.

1.       Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person with the meaning of the Securities Act, as amended, and the rules and regulations promulgated thereunder.

“Articles” means the Company’s Articles of Incorporation, as amended, as filed with the Utah Division of Corporations and Commercial Code.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

“Change in Control” means (a) a transaction or series of transactions that results in both (i) VDA or any of its Affiliates ceasing to own or have voting control over at least 25% of the issued and outstanding Common Stock of the Company or any successor or acquiring entity or parent company thereof, and (ii) the shareholders holding Common Stock immediately prior to such transaction having shares exchanged, converted or cancelled for consideration provided in connection with such transaction; or (b) a sale of all or substantially all of the assets of the Company.

“Common Stock” means the voting common stock, par value $0.001 per share, of the Company or any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 2(b)(ii).

“Effective Date” means the date Target VWAP is first achieved, provided, however, that in no event shall this Warrant become exercisable on a date that is less than twelve months from the date of issuance. For the avoidance of doubt, if Target VWAP is achieved during the twelve month period following the date of issuance, the Warrant shall be exercisable on any date beginning on the 12 month anniversary from the date of issuance through the Expiration Date.

“Election to Purchase Shares” has he meaning ascribed to such term in Subsection 2(a).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term set forth in the first paragraph of this Warrant.

“Holder” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issuable Warrant Shares” means the shares of Common Stock issuable at any time upon exercise of the Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“OTCQB” means the OTCQB Venture Market.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant, as adjusted in accordance with the terms of Section 3.

“Securities Act” means the Securities Act of 1933, as amended.

“Target VWAP” means a VWAP of the aggregate outstanding Common Stock of at least $17,000,000, measured for a period of time consisting of sixty (60) consecutive Trading Days; provided, however, that such 60-day measurement period shall not apply, and such Target VWAP shall be deemed to be attained, in the event of a Change in Control in which the outstanding Common Stock in the associated Change in Control transaction has a valuation of not less than $17,000,000 (and in the case of a sale of all or substantially all assets, such valuation to be measured by the amount by the consideration received by the Company in such transaction), as reasonably determined by the Company’s Board of Directors.

“Trading Day” means any day the NYSE MKT (or its successor) is open for trading equity securities.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., the transfer agent of the Company, or any successor transfer agent.

“VDA” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Volume Weighted Average Price,” or “VWAP” means, for any date, the price determined as follows: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), or if the foregoing measurement is unavailable, a reasonably comparable measurement consistent therewith, (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board of Directors and a committee of the Board of Directors that is comprised of directors not appointed by VDA, the fees and expenses of which shall be paid by the Company.

“Warrant” means this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 8(b).

2.       Exercise of Warrant.

(a)       Exercise. This Warrant may be exercised by the Holder, in whole or in part, at any time commencing on the Effective Date and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of the registry of the Issued Warrant Shares in accordance with Section 2(b)(i) or 2(b)(ii) below, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

(b)       Registry of Shares; Payment of Purchase Price.

(i)        As soon as practicable after surrender of this Warrant and receipt of the Election to Purchase Shares and payment of the Purchase Price, the Company shall promptly register with the Transfer Agent, the number of shares of Common Stock set forth in the Election to Purchase Shares, in such name or names as may be designated by such Holder in the Election to Purchase Shares. Payment of the Purchase Price may be made in United States currency by cash or delivery of certified check, bank draft or postal or express money order payable to the order of the Company.

(ii)       Alternative Cashless Exercise. Notwithstanding any provision herein to the contrary, in lieu of exercising this Warrant as set forth in Section 2(b)(i) above, the Holder may exercise this Warrant, in whole or in part, by electing to receive that number of shares of Common Stock as determined below by surrendering to the Company at its principal office this Warrant along with the applicable Election to Purchase Shares duly executed by the Holder and the number of shares of Common Stock set forth therein, without payment of any cash consideration, in which event the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

CS = WCS x (MP-PP)

    MP

where:

CS equals the number of shares of Common Stock to be issued to the Holder.

WCS equals the Issuable Warrant Shares the Holder has elected to purchase under this Warrant.

MP equals the Common Stock Current Market Price per share (on the Exercise Date).

PP equals the Purchase Price per share.

Current Market Price on any date shall be deemed to be the average VWAP of the Common Stock for the ten (10) consecutive Trading Days commencing fifteen (15) Trading Days before the cashless Exercise Date.

Following the surrender of this Warrant and the number of shares of Common Stock set forth in the Election to Purchase Shares pursuant to this Section 2(b)(ii), the Company shall promptly register with the Transfer Agent, the number of Issued Warrant Shares, as calculated above, in such name or names as may be designated by the Holder.

(c)       When Exercise is Effective. The exercise of this Warrant shall be deemed to have been effective (each of (i) and (ii) below, an “Exercise Date”):

(i)       pursuant to Section 2(b)(i) herein, immediately prior to the close of business on the Business Day on which this Warrant is surrendered to the Company with the applicable Election to Purchase Shares and the Purchase Price is received by the Company as provided in this Section 2, at which time the Holder shall be deemed to be the record holder of the Issued Warrant Shares for all purposes on the Exercise Date, or

(ii)       pursuant to Section 2(b)(ii) herein, immediately prior to the close of business on the Business Day in which this Warrant is surrendered to the Company along with the applicable Election to Purchase Shares electing cashless exercise pursuant to such section, duly executed by the Holder, and the number of shares of Common Stock set forth therein, at which time the Holder shall be deemed to be the record holder of the Issued Warrant Shares for all purposes on the Exercise Date.

(d)       Issued Warrant Shares Fully Paid, Non-assessable. The Company shall take all actions necessary to ensure that following exercise of this Warrant in accordance with the provisions of this Section 2, the Issued Warrant Shares issued hereunder shall, without further action by the Holder, be fully paid and non-assessable.

3.       Adjustment of Purchase Price and Number of Shares. The Purchase Price and the Issuable Warrant Shares shall be adjusted from time to time in the following manner upon the occurrence of the following events:

(a)       If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then the number of Issuable Warrant Shares purchasable upon exercise of the Warrant immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock which, if the Warrant had been exercised immediately prior to such event, (i) the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution or subdivision, or (ii) in the case of a combination, equals the lower number of shares the Holder would have owned upon such exercise as a result of such combination. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant is adjusted as provided in this Section 3(a), then the Purchase Price shall also be adjusted by multiplying the Purchase Price in effect immediately prior to such adjustment, by a fraction, the numerator of which shall equal the number of Issuable Warrant Shares subject to this Warrant immediately prior to such adjustment, and the denominator of which shall equal the number of shares subject to this Warrant immediately after such adjustment. Such adjustments shall be made successively whenever any event listed above shall occur. The Company will, in any adjustment made hereunder, also adjust the par value of the Common Stock proportionally (for example, in a 1 for 2 reverse split, the par value shall be doubled, and in a 2 for 1 forward split, the par value shall be reduced by half). The Company shall not otherwise adjust the par value of the Common Stock without consent of the Holder.

(b)       In case the Company shall reorganize its capital, reclassify its capital stock (other than as provided in Section 3(a) above), recapitalize, consolidate with, or merge with or into, another corporation (collectively, a “Reorganization”), and pursuant to the terms of such Reorganization, stock, securities, property or other assets is to be received by or distributed to the holders of Common Stock in lieu of or with respect to shares of Common Stock, then in each such case, the Holder, upon exercise of this Warrant, shall be entitled to receive in lieu of the Issuable Warrant Shares or other securities and property receivable upon exercise of this Warrant prior to the consummation of such Reorganization, or if the Common Stock is not changed, exchanged or extinguished in such Reorganization transaction then in addition to the rights specified herein, the stock or other securities, property or assets to which the Holder would have been entitled had it exercised this Warrant immediately prior to the consummation of such Reorganization, by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such Reorganization, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities of the Company hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 3(b). The foregoing provisions of this Section 3(b) shall similarly apply to successive Reorganizations. Notwithstanding anything herein to the contrary, nothing in this Warrant shall grant the Holder any protection for dilution in the event of an issuance of Common Stock or other equity interests by the Company other than as set forth in Section 3(a) and this Section 3(b).

(c)       An adjustment to the Purchase Price or the number or type of securities issuable upon exercise of this Warrant shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(d)       In the event that, as a result of an adjustment made pursuant to Section 3(b), the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Issuable Warrant Shares contained in this Warrant.

4.       Certificate as to Adjustments. Whenever the Purchase Price or the Issuable Warrant Shares, or the securities or other property deliverable, upon the exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holder, in accordance with Section 13, in the form of a certificate signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted Purchase Price, the Issuable Warrant Shares, or the securities or other property deliverable, upon exercise of the Warrant and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

5.       Fractional Shares. Notwithstanding an adjustment pursuant to Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In the event of fractional shares the number of shares of Common Stock will be rounded up to the nearest whole share.

6.       No Dilution or Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution (to the extent required hereby) or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights, right of first refusal, dissenter’s rights of appraisal, anti-dilution adjustment or similar rights, which will be sufficient to permit the full exercise of this Warrant, and (c) will take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes (other than any taxes based on income to be imposed on the Holder in connection with the exercise of the Warrant and any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder), liens and charges with respect to the issue thereof (and the Company shall be responsible for the payment of any such taxes, liens and charges; provided, that the Company shall not be required to pay any legal expenses incurred by the Holder in connection with the issuance hereunder.

7.       Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

8.       Restrictions on Transfer.

(a)       Subject to the provisions of this Section 8, this Warrant may be transferred or assigned, in whole or in part, by the Holder at any time, and from time to time. The term “Holder” as used herein shall also include any transferee of this Warrant whose name has been recorded by the Company in the Warrant Register (as hereinafter defined). Each transferee of the Warrant or the Common Stock issuable upon the exercise of the Warrant shall agree and acknowledge in writing that the Warrant or the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b)       The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

9.       No Voting Rights or Liability as a Shareholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, except for dividend rights as set forth in Section 10 below. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a shareholder of the Company.

10.       Dividend Right. Each time a cash dividend is paid on the Common Stock, the Holder will be entitled to receive (such entitlement, the “Dividend Right”) an amount equal to the amount of the dividend paid per share multiplied by the maximum number shares of Common Stock that would be issued to Holder if this Warrant were exercised in full immediately prior to the record date for any such dividend, as provided in Sections 2 and 3 above, as if such shares of Common Stock had been issued to and held by Holder. Holder will receive any amount payable in respect of the Dividend Right in a lump sum cash payment as and when the dividend is paid to the Company’s shareholders.

11.       Representations, Warranties and Covenants. The Company represents, warrants and covenants to the Holder of this Warrant as follows:

(a)       This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

(b)       The Issuable Warrant Shares have been duly authorized and, when issued in accordance with the terms hereof, the Issued Warrant Shares will be validly issued, fully paid and nonassessable;

(c)       The execution and delivery of this Warrant are not, and the issuance of the Issued Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles and by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

(d)       The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Warrant such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of rights under this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will take all corporate action as may be necessary to increase its authorized and unissued shares of Common Stock to a number of Common Stock as shall be sufficient for such purposes; and

(e)       There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

12.       Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

13.       Notices. All notices, requests and other communications provided for or permitted to be given under this Warrant must be in writing and shall be deemed given to a party when (a) delivered to a party at the appropriate address set forth below by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier service for next day delivery (costs prepaid), or (b) sent by e-mail with confirmation of transmission by the transmitting equipment and further confirmation by delivery of a copy to such party as provided in clause (a), in each case to the following addresses or e-mail addresses and marked to the attention of the Person (by name or title) designated below (or to such other address, e-mail address or Person as a party may designate by notice to the other party in accordance with the provisions hereof):

If to VDA:

V.D.A. Group S.p.A.

Viale L. Zanussi,

333170 Pordenone, Italy

Attention: Piercarlo Gramaglia

E-mail: piercarlo.gramaglia@vdagroup.com

with a copy to:

Moses & Singer LLP

Attention: Francesco Di Pietro, Esq.

                   Allan Grauberd, Esq.

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-1299

Fax No.: (212) 554-7700

E-mail: fdipietro@mosessinger.com

             agrauberd@mosessinger.com

If to the Shareholder, to the contact information for
the Shareholder set forth on Schedule A hereto

with a copy (which shall not constitute notice) to:

Husch Blackwell LLP

511 North Broadway, Suite 1100

Milwaukee, WI 53202
Fax No.: 414.223.5000

Attention: Kate Bechen

E-mail: kate.bechen@huschblackwell.com

14.       Specific Performance; Remedies. The Company agrees that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Holder shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Warrant by the Company and to enforce specifically the terms and provisions of this Warrant in the United States District Court located in the Borough of Manhattan (unless the United States District Court located in the Borough of Manhattan shall decline to accept jurisdiction over a particular matter, in which case, in any state court of the State of New York within the Borough of Manhattan in the City of New York), this being in addition to any other remedy to which such party is entitled at law or in equity. The Company hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

15.       Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York, and except that the URBCA shall control to the extent such necessarily applies to any aspect of this Agreement.

16.       Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed and delivered by its duly authorized representative as of the day and year first above written.

TELKONET, INC.

By: /s/_____________________

Name: Jason L. Tienor

Title: President and Chief Executive Officer

Signature Page to Telkonet, Inc. Warrant

Exhibit A to Common Stock Purchase Warrant

[FORM OF ELECTION TO PURCHASE SHARES]

The undersigned hereby irrevocably elects to exercise the Warrant to purchase _____ shares of Common Stock, par value $[__] per share (“Common Stock”), of Telkonet, Inc. (the “Company”) and hereby [makes payment of $_______ therefor] [or] [makes payment therefore by surrendering pursuant to Section 2(b)(ii) _____ shares of Common Stock of the Company]. The undersigned affirms that as of the date of exercise, it is an “accredited investor”, as defined under Rule 501(a) under the Securities Act of 1933, as amended, and is acquiring the shares for investment purposes, and not for resale in a manner that would violate the Securities Act of 1933, as amended. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

____

(NAME)

____

(ADDRESS, INCLUDING ZIP CODE)

____

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:____

(NAME)

____

(ADDRESS, INCLUDING ZIP CODE)

(NAME OF HOLDER)*

By:________________
Name:
Title:

________________________________

*Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit B to Common

Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below the rights of the undersigned to purchase _______ shares of Common Stock, par value $[__] per share (“Common Stock”), of Telkonet, Inc. represented by the Warrant:

Name of Assignee	Address	Number of shares of Common Stock

and does hereby irrevocably constitute and appoint ____________________________ Attorney to make such transfer on the books of Telkonet, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:________	[NAME OF HOLDER1]

By: ______________
Name:
Title:

_____________________________

1       Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.